Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2018 Results

-- Fourth Quarter SaaS and License Revenue increased 19% year-over-year to $77.8 million --
-- Fourth Quarter Total Revenue increased 25% year-over-year to $111.4 million --
-- Fourth Quarter GAAP Net Income increased to $7.9 million, compared to $0.3 million for the fourth quarter 2017 --
-- Fourth Quarter Non-GAAP Adjusted Net Income increased to $14.5 million, compared to $13.0 million for the fourth quarter 2017 --

TYSONS, VA., February 28, 2019 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2018. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2019 and guidance for the full year 2019.

“We’re pleased to report solid results for the quarter and the year thanks to the continued support and performance of our service provider partners and our employees,” said Steve Trundle, President and CEO of Alarm.com. “As we look ahead to 2019, we will continue to focus on bringing innovative solutions to our global base of service provider partners to address the secure, connected property markets.”

Fourth Quarter 2018 Financial Results as Compared to Fourth Quarter 2017

•	SaaS and license revenue increased 19% to $77.8 million, compared to $65.2 million. SaaS and license revenue includes software license revenue of $10.7 million, compared to $9.6 million.

•	Total revenue increased 25% to $111.4 million, compared to $88.8 million.

•	GAAP net income increased to $7.9 million, or $0.16 per diluted share, compared to $0.3 million or $0.01 per diluted share.

•
Non-GAAP adjusted EBITDA was $20.9 million, compared to $22.2 million. The decrease in non-GAAP adjusted EBITDA was impacted by a $3.3 million impairment recorded on a promissory note provided to a supplier in 2018.

•
Non-GAAP adjusted net income increased to $14.5 million, or $0.29 per diluted share, compared to $13.0 million or $0.26 per diluted share. Non-GAAP adjusted net income includes a $3.3 million impairment recorded on a promissory note provided to a supplier in 2018.

Full Year 2018 Financial Results as Compared to Full Year 2017

•	SaaS and license revenue increased 23% to $291.1 million, compared to $236.3 million. SaaS and license revenue includes software license revenue of $41.3 million, compared to $29.7 million.

•	Total revenue increased 24% to $420.5 million, compared to $338.9 million.

•
GAAP net income was $21.5 million, or $0.43 per diluted share, compared to $29.3 million or $0.59 per diluted share, primarily due to a $28.0 million expense related to an agreement entered into in 2018 to settle a putative class action lawsuit.

•	Non-GAAP adjusted EBITDA increased to $93.1 million, compared to $71.6 million.

•	Non-GAAP adjusted net income increased to $66.1 million, or $1.33 per diluted share, compared to $45.1 million or $0.92 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents increased to $146.1 million as of December 31, 2018, compared to $96.3 million as of December 31, 2017.

•	For the year ended December 31, 2018, cash flows from operations increased to $60.7 million from $57.2 million for the year ended December 31, 2017.

•	For the year ended December 31, 2018, free cash flow was $49.7 million, an increase of $3.0 million from $46.7 million for the year ended December 31, 2017.

Recent Business Highlights

•
Won Security Product of the Year Award at CES: Alarm.com’s Smart Signal won the Mark of Excellence Award from the Consumer Technology Association for Security Product of the Year. Smart Signal enhances the value of professionally monitored security and reduces the cost and support loads on central stations and first responders. From the Alarm.com mobile app, subscribers can verify an alarm to expedite emergency response, cancel a false alarm or trigger a panic alert to their property.

•	Alarm.com Academy Recognized as Best Education and Support Program: The Consumer Technology Association recognized the Alarm.com Academy with an award for Best Education and Support Program for its expanded curriculum and new learning programs. The Academy’s extensive and customizable training program helps service providers leverage the full breadth of the Alarm.com platform so they can deliver a comprehensive solution and world class service to customers. New learning programs launched this year include live training webinars, consultative style workshops, and an expanded eLearning platform with simulated support scenarios. The award reinforces Alarm.com's strong reputation of providing excellent support to its service provider partners with a focus on customer satisfaction.

•
Announced Preferred Relationship with D.R. Horton: Alarm.com’s whole-home automation and control solutions will now power every new home built by D.R. Horton, America’s largest home builder by volume with more than fifty thousand new homes closed in 2018. D.R. Horton’s new Home is Connected sm smart home system integrates smart locks, lights, thermostats, voice control and doorbell cameras to provide a unified interface for whole-home control and awareness. Alarm.com’s builder program enables home builders to rapidly deploy a full smart home solution. Home builders can also minimize execution risks and costs by leveraging Alarm.com's nationwide network of service provider partners for hardware installation and long-term support after the sale.

•
Deployed Facial Recognition Technology to Enhance Property Security: Alarm.com deployed facial recognition technology to enhance unexpected activity alerts by enabling certain security panels with built-in cameras to proactively monitor for unauthorized sharing or theft of an authorized user's security system codes. By analyzing pictures taken when the security panel is disarmed, the system can associate a specific person with a specific user code. If a different person uses that same code, Alarm.com can send an alert to the home or business owner, providing an added layer of security, awareness and control.

•
Introduced New Products for Independent Living: Alarm.com launched Wellness Insights and Wellcam to give service providers new opportunities to address an emerging market need for independent living solutions. Wellness Insights, a CES Innovation Award Honoree, applies predictive analytics to data generated by a suite of sensors in the home to detect subtle changes that can indicate an emerging health or other quality of life issue. Wellcam is a 180-degree field of view video camera that extends existing Alarm.com services to the home of a loved one. Caregivers and family can check in and communicate through a live two-way audio and wide-angle video experience.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2019 and its guidance for the full year 2019.

For the first quarter of 2019:

•	SaaS and license revenue is expected to be in the range of $78.5 million to $78.8 million.

For the full year 2019:

•	SaaS and license revenue is expected to be in the range of $328.0 million to $332.0 million.

•	Total revenue is expected to be in the range of $440.0 million to $450.0 million, which includes anticipated hardware and other revenue in the range of $112.0 million to $118.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $101.0 million to $103.0 million.

•	Non-GAAP adjusted net income is expected to be in the range of $69.0 million to $71.0 million, based on an estimated tax rate of 21%.

•	Based on an expected 50.4 million weighted average diluted shares outstanding, non-GAAP adjusted net income is expected to be in the range of $1.37 to $1.41 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2018 financial results and its outlook for the first quarter and full year 2019. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 28, 2019. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 8, 2019 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 6967557. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s continued enhancements of its platform and integrations, introduction of new product offerings, the opportunity created by new partnerships and the Company’s future financial performance for the first quarter and full year 2019. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Revenue:
SaaS and license revenue	$77,824	$65,205	$291,072	$236,283	$173,540
Hardware and other revenue	33,578	23,588	129,422	102,654	87,566
Total revenue	111,402	88,793	420,494	338,937	261,106
Cost of revenue:
Cost of SaaS and license revenue	11,599	9,473	44,933	35,610	30,229
Cost of hardware and other revenue	27,259	18,412	100,782	80,578	69,151
Total cost of revenue	38,858	27,885	145,715	116,188	99,380
Operating expenses:
Sales and marketing	16,340	10,851	55,902	43,490	38,980
General and administrative	17,807	13,597	95,750	55,396	57,926
Research and development	24,437	18,915	89,204	72,755	44,272
Amortization and depreciation	5,567	4,953	21,721	17,734	6,490
Total operating expenses	64,151	48,316	262,577	189,375	147,668
Operating income	8,393	12,592	12,202	33,374	14,058
Interest expense	(759)	(651)	(2,918)	(2,199)	(190)
Other income, net	882	350	2,415	1,066	513
Income before income taxes	8,516	12,291	11,699	32,241	14,381
Provision for / (benefit from) income taxes	588	11,971	(9,825)	2,990	4,227
Net income	7,928	320	21,524	29,251	10,154
Income allocated to participating securities	—	—	(3)	(13)	(12)
Net income attributable to common stockholders	$7,928	$320	$21,521	$29,238	$10,142

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.16	$0.01	$0.45	$0.63	$0.22
Diluted	$0.16	$0.01	$0.43	$0.59	$0.21
Weighted average common shares outstanding:
Basic	48,045,654	47,161,885	47,633,739	46,682,141	45,716,757
Diluted	49,865,890	49,341,091	49,692,184	49,153,948	47,875,522

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Sales and marketing	$341	$202	$1,196	$561	$536
General and administrative	1,201	730	4,901	2,638	1,430
Research and development	2,217	1,347	7,332	4,214	2,035
Total stock-based compensation expense	$3,759	$2,279	$13,429	$7,413	$4,001

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$146,061	$96,329
Accounts receivable, net	49,510	40,634
Inventory, net	22,990	14,177
Other current assets	9,502	12,796
Total current assets	228,063	163,936
Property and equipment, net	27,757	23,459
Intangible assets, net	79,067	94,286
Goodwill	63,591	63,591
Deferred tax assets	28,952	18,444
Other assets	13,555	7,925
Total assets	$440,985	$371,641
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$58,430	$29,084
Accrued compensation	13,484	12,127
Deferred revenue	3,356	3,292
Total current liabilities	75,270	44,503
Deferred revenue	7,820	9,386
Long-term debt	67,000	71,000
Other liabilities	13,306	13,925
Total liabilities	163,396	138,814
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2018 and December 31, 2017.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,103,038 and 47,215,720 shares issued; and 48,102,081 and 47,202,310 shares outstanding as of December 31, 2018 and December 31, 2017, respectively.	481	472
Additional paid-in capital	341,139	321,032
Accumulated deficit	(64,031)	(88,677)
Total stockholders’ equity	277,589	232,827
Total liabilities and stockholders’ equity	$440,985	$371,641

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2018	2017	2016
Net income	$21,524	$29,251	$10,154
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	149	453	648
Reserve for product returns	273	2,055	2,071
Provision for notes receivable	3,319	—	—
Amortization on patents and tooling	900	965	786
Amortization and depreciation	21,721	17,734	6,490
Amortization of debt issuance costs	108	97	103
Deferred income taxes	(11,482)	2,488	263
Change in fair value of contingent liability	—	—	(230)
Undistributed losses from equity investees	—	120	81
Stock-based compensation	13,429	7,413	4,001
Disposal of property and equipment	1,410	828	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(9,298)	(1,911)	(11,181)
Inventory	(8,813)	(3,335)	(4,068)
Other assets	115	(2,542)	(837)
Accounts payable, accrued expenses and other current liabilities	30,615	3,774	10,458
Deferred revenue	(1,502)	(517)	636
Other liabilities	(1,758)	314	3,225
Cash flows from operating activities	60,710	57,187	22,600
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(154,289)	—
Additions to property and equipment	(11,015)	(10,464)	(9,055)
Investment in cost and equity method investees	—	(42)	(139)
Issuances of notes receivable	(1,287)	(8,000)	(3,073)
Receipt of payment on notes receivable	—	4,000	2,441
Purchases of patents and patent licenses	(1,075)	—	(1,600)
Cash flows used in investing activities	(13,377)	(168,795)	(11,426)
Cash flows from financing activities:
Proceeds from credit facility	—	139,000	—
Repayments of credit facility	(4,000)	(74,700)	—
Payments of debt issuance costs	—	(438)	(131)
Payments of long-term consideration for business acquisitions	—	—	(417)
Repurchases of common stock	(1)	(9)	(11)
Issuances of common stock from equity based plans	6,400	3,450	1,661
Cash flows from financing activities	2,399	67,303	1,102
Net increase / (decrease) in cash and cash equivalents	49,732	(44,305)	12,276
Cash and cash equivalents at beginning of the period	96,329	140,634	128,358
Cash and cash equivalents at end of the period	$146,061	$96,329	$140,634

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Adjusted EBITDA:
Net income	$7,928	$320	$21,524	$29,251	$10,154
Adjustments:
Interest expense and other income, net	(123)	301	503	1,133	(323)
Provision for / (benefit from) income taxes	588	11,971	(9,825)	2,990	4,227
Amortization and depreciation expense	5,567	4,953	21,721	17,734	6,490
Stock-based compensation expense	3,759	2,279	13,429	7,413	4,001
Acquisition-related expense	—	53	—	5,895	11,098
Litigation expense	3,174	2,289	45,729	7,212	13,387
Total adjustments	12,965	21,846	71,557	42,377	38,880
Adjusted EBITDA	$20,893	$22,166	$93,081	$71,628	$49,034

Adjusted net income:
Net income, as reported	$7,928	$320	$21,524	$29,251	$10,154
Provision for / (benefit from) income taxes	588	11,971	(9,825)	2,990	4,227
Income before income taxes	8,516	12,291	11,699	32,241	14,381
Adjustments:
Less: Other income, net	(882)	(350)	(2,415)	(1,066)	(513)
Amortization expense	3,817	3,577	15,235	12,282	1,750
Stock-based compensation expense	3,759	2,279	13,429	7,413	4,001
Acquisition-related expense	—	53	—	5,895	11,098
Litigation expense	3,174	2,289	45,729	7,212	13,387
Non-GAAP adjusted income before income taxes	18,384	20,139	83,677	63,977	44,104
Income taxes [1]	(3,860)	(7,109)	(17,572)	(18,873)	(12,966)
Non-GAAP adjusted net income	$14,524	$13,030	$66,105	$45,104	$31,138

1  Income taxes are calculated using a rate of 21.0% for each of the three and twelve months ended December 31, 2018, as compared to 35.3% and 29.5% for the same periods in the prior year. Income taxes are calculated at the effective tax rate of 29.4% for the year ended December 31, 2016. The effective tax rates in 2018 and 2017 exclude the income tax effect on the non-GAAP adjustments. The 21.0% rate for the three and twelve months ended December 31, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$7,928	$320	$21,521	$29,238	$10,142
Provision for / (benefit from) income taxes	588	11,971	(9,825)	2,990	4,227
Income attributable to common stockholders before income taxes	8,516	12,291	11,696	32,228	14,369
Adjustments:
Less: Other income, net	(882)	(350)	(2,415)	(1,066)	(513)
Amortization expense	3,817	3,577	15,235	12,282	1,750
Stock-based compensation expense	3,759	2,279	13,429	7,413	4,001
Acquisition-related expense	—	53	—	5,895	11,098
Litigation expense	3,174	2,289	45,729	7,212	13,387
Non-GAAP adjusted income attributable to common stockholders before income taxes	18,384	20,139	83,674	63,964	44,092
Income taxes [1]	(3,860)	(7,109)	(17,572)	(18,869)	(12,966)
Non-GAAP adjusted net income attributable to common stockholders	$14,524	$13,030	$66,102	$45,095	$31,126

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Adjusted net income per share:
Net income per share - basic, as reported	$0.16	$0.01	$0.45	$0.63	$0.22
Provision for / (benefit from) income taxes	0.02	0.25	(0.20)	0.06	0.09
Income before income taxes	0.18	0.26	0.25	0.69	0.31
Adjustments:
Less: Other income, net	(0.02)	(0.01)	(0.05)	(0.02)	(0.01)
Amortization expense	0.08	0.08	0.32	0.26	0.04
Stock-based compensation expense	0.08	0.05	0.28	0.16	0.09
Acquisition-related expense	—	—	—	0.13	0.24
Litigation expense	0.06	0.05	0.96	0.15	0.29
Non-GAAP adjusted income before income taxes	0.38	0.43	1.76	1.37	0.96
Income taxes [1]	(0.08)	(0.15)	(0.37)	(0.40)	(0.28)
Non-GAAP adjusted net income per share - basic	$0.30	$0.28	$1.39	$0.97	$0.68

Non-GAAP adjusted net income per share - diluted	$0.29	$0.26	$1.33	$0.92	$0.65

Weighted average common shares outstanding:
Basic, as reported	48,045,654	47,161,885	47,633,739	46,682,141	45,716,757
Diluted, as reported	49,865,890	49,341,091	49,692,184	49,153,948	47,875,522

1  Income taxes are calculated using a rate of 21.0% for each of the three and twelve months ended December 31, 2018, as compared to 35.3% and 29.5% for the same periods in the prior year. Income taxes are calculated at the effective tax rate of 29.4% for the year ended December 31, 2016. The effective tax rates in 2018 and 2017 exclude the income tax effect on the non-GAAP adjustments. The 21.0% rate for the three and twelve months ended December 31, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Free cash flow:
Cash flows from operating activities	$25,732	$18,642	$60,710	$57,187	$22,600
Additions to property and equipment	(1,698)	(2,812)	(11,015)	(10,464)	(9,055)
Non-GAAP free cash flow	$24,034	$15,830	$49,695	$46,723	$13,545